UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Combined Financial Statements (referred to as the “pro forma financial statements”) presented below are derived from the historical consolidated financial statements of Cumberland Pharmaceuticals, Inc. (“Cumberland” or the “Company”) and the VIBATIV Product Line of Theravance Biopharma Ireland Limited and Theravance Biopharma US, Inc. and each a direct or indirect wholly-owned subsidiary of Thereavance Biopharma, Inc, (“Theravance”).
On November 12, 2018 (the “Closing Date”), the Company acquired from Theravance assets (the "Acquisition") related to the manufacture, marketing and sale of Theravance's proprietary antibiotic, VIBATIV® (the "VIBATIV Assets"). VIBATIV® (the “VIBATIV Product”) is a once-daily dual-mechanism antibiotic approved in the US and certain other countries for difficult-to-treat infections.
The Unaudited Pro Forma Condensed Combined Statements of Operations presented below (the “pro forma statements of operations”) for the year ended December 31, 2017 and the nine months ended September 30, 2018, give effect to the Acquisition as if it was consummated on January 1, 2017. The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the Acquisition as if it occurred on September 30, 2018. The unaudited pro forma financial statements are provided for informational purposes only and are not necessarily indicative of operating results that would have been achieved had the Acquisition been completed as of January 1, 2017 and do not intend to project the future financial results of Cumberland following the Acquisition.
The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to certain pro forma events that are: (i) directly attributable to the Acquisition; (ii) expected to have a continuing impact on the Company’s combined results; and (iii) factually supportable. The basis and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements.
In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”) as updated by Accounting Standards Update 2017-01 ("ASU 2017-01), the Acquisition is being accounted for as a business combination with Cumberland acquiring the VIBATIV Assets. As of the date of this report, we have not completed the valuation necessary to arrive at the final estimates of fair value of the VIBATIV’s assets acquired, the contingent consideration and the related purchase price allocation. However, Cumberland believes that the Acquisition meets the definition of a business under the accounting guidance in ASC 805, as amended. Additionally, for purposes of these pro forma financial statements, preliminary allocation estimates based on information known to management as of the date of this report have been included. The final fair value of the assets acquired, the contingent consideration and the liabilities assumed as of the date of the Acquisition may differ materially from the information presented herein.
The pro forma financial statements reflect the following transactions, which took place in 2018: (i) the Acquisition; and (ii) the use of $20 million under the Company’s Revolving Credit Loan to make the initial payment for the Acquisition.
We describe the assumptions, which management believes are reasonable, underlying the pro forma adjustments in the accompanying notes. These assumptions should also be read in conjunction with these unaudited pro forma financial statements. It is important to note that these assumptions do not reflect the future significant cost savings, benefits or synergies from the Acquisition.
You should also read this information in conjunction with:

Audited consolidated financial statements of Cumberland as of and for the fiscal year ended December 31, 2017, included in Cumberland’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 9, 2018;

Audited special purpose financial statements of the VIBATIV Product Line of Theravance as of and for the fiscal year ended December 31, 2017, together with the notes thereto and the independent auditors’ report thereon, included as Exhibit 99.1 to this Form 8-K/A;

Unaudited consolidated financial statements of Cumberland as of and for the nine nonths ended September 30, 2018, included in Cumberland's Quarterly Report on Form 10-Q for the nine months ended September 30, 2018, filed with the SEC on November 14, 2018;

Unaudited special purpose financial statements of the VIBATIV Product Line of Theravance as of September 30, 2018 and for the nine months ended September 30, 2018 and 2017, included as Exhibit 99.2 to this Form 8-K/A; and

Unaudited Pro Forma Condensed Combined Financial Statements (Combined Cumberland and VIBATIV Product Line of Theravance) and the accompanying notes.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2018

	Cumberland Historical	VIBATIV Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$38,259,233	$—	$(12,000,000)	(a)	$26,259,233
Marketable securities	9,533,703	—	—		9,533,703
Accounts receivable, net	7,055,138	—	—		7,055,138
Inventories, net	6,426,429	17,574,000	13,053,000	(b)	37,053,429
Other current assets	2,351,708	—	—		2,351,708
Total current assets	63,626,211	17,574,000	1,053,000		82,253,211
Property and equipment, net	539,019	—	—		539,019
Intangible assets, net	20,370,330	—	681,237	(c)	21,051,567
Deferred tax assets, net	87,210	—	—		87,210
Other assets	2,809,306	—	—		2,809,306
Total assets	$87,432,076	$17,574,000	$1,734,237		$106,740,313

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,447,429	$—	$—		$8,447,429
Other current liabilities	7,070,860	—	6,381,987	(a)(d)	13,452,847
Deferred Revenue	—	5,000	(5,000)	(e)	—
Total current liabilities	15,518,289	5,000	6,376,987		21,900,276
Revolving line of credit	12,000,000	—	8,000,000	(a)	20,000,000
Other long-term liabilities	1,969,174	—	4,926,250	(d)	6,895,424
Deferred Revenue	—	80,000	(80,000)	(e)	—
Total liabilities	29,487,463	85,000	19,223,237		48,795,700
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock-no par value	51,235,612	—	—		51,235,612
Retained earnings	6,966,252	17,489,000	(17,489,000)	(f)	6,966,252
Total shareholders’ equity	58,201,864	17,489,000	(17,489,000)		58,201,864
Noncontrolling interests	(257,251)	—	—		(257,251)
Total equity	57,944,613	17,489,000	(17,489,000)		57,944,613
Total liabilities and equity	$87,432,076	$17,574,000	$1,734,237		$106,740,313
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statements of Operations
For the Nine Months Ended September 30, 2018

	Cumberland Historical	VIBATIV Historical	Pro Forma Adjustments	(1)	Pro Forma Combined

Revenues:
Net product revenue	$27,243,859	$12,889,000	$—		$40,132,859
Other revenue	—	15,000	—		15,000
Net revenues	27,243,859	12,904,000	—		40,147,859
Costs and expenses:					—
Cost of products sold	4,511,743	83,000	4,037,055	(g)	8,631,798
Selling, marketing, general and administrative	21,282,358	23,447,000	—		44,729,358
Research and development	4,631,384	16,037,000	—		20,668,384
Amortization	1,946,457	—	51,093	(h)	1,997,550
Total costs and expenses	32,371,942	39,567,000	4,088,148		76,027,090
Operating income (loss)	(5,128,083)	(26,663,000)	(4,088,148)		(35,879,231)
Interest income	398,420	—	—		398,420
Interest expense	(59,520)	—	(316,200)	(i)	(375,720)
Income (loss) before income taxes	(4,789,183)	(26,663,000)	(4,404,348)		(35,856,531)
Income tax (expense) benefit	(12,477)	—	—		(12,477)
Net income (loss)	(4,801,660)	(26,663,000)	(4,404,348)		(35,869,008)
Net loss at subsidiary attributable to noncontrolling interests	58,689	—	—		58,689
Net income (loss) attributable to common shareholders	$(4,742,971)	$(26,663,000)	$(4,404,348)		$(35,810,319)

Earnings (loss) per share attributable to common shareholders:
Basic	$(0.30)				$(2.29)
Diluted	$(0.30)				$(2.29)
Weighted-average common shares outstanding:
Basic	15,645,230				15,645,230
Diluted	15,645,230				15,645,230

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2017

	Cumberland Historical	VIBATIV Historical	Pro Forma Adjustments	(1)	Pro Forma Combined

Revenues:
Net product revenue	$40,376,563	$14,788,000	$—		$55,164,563
Other revenue	773,568	161,000	—		934,568
Net revenues	41,150,131	14,949,000	—		56,099,131
Costs and expenses:					—
Cost of products sold	7,370,585	6,030,000	4,919,738	(g)	18,320,323
Selling, marketing, general and administrative	31,523,307	38,389,000	—		69,912,307
Research and development	3,901,365	29,990,000	—		33,891,365
Amortization	2,436,222	—	68,124	(h)	2,504,346
Total costs and expenses	45,231,479	74,409,000	4,987,862		124,628,341
Operating income (loss)	(4,081,348)	(59,460,000)	(4,987,862)		(68,529,210)
Interest income	299,326	—	—		299,326
Interest expense	(92,904)	—	(421,600)	(i)	(514,504)
Income (loss) before income taxes	(3,874,926)	(59,460,000)	(5,409,462)		(68,744,388)
Income tax (expense) benefit	(4,174,889)	—	—		(4,174,889)
Net income (loss)	(8,049,815)	(59,460,000)	(5,409,462)		(72,919,277)
Net loss at subsidiary attributable to noncontrolling interests	71,182	—	—		71,182
Net income (loss) attributable to common shareholders	$(7,978,633)	$(59,460,000)	$(5,409,462)		$(72,848,095)

Earnings (loss) per share attributable to common shareholders:
Basic	$(0.50)				$(4.58)
Diluted	$(0.50)				$(4.58)
Weighted-average common shares outstanding:
Basic	15,911,577				15,911,577
Diluted	15,911,577				15,911,577

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The pro forma adjustments described below are based on our preliminary estimates and assumptions that are subject to change. The final purchase price allocation may vary based on final valuations and analyses of the fair value of the acquired assets and assumed liabilities. Cumberland is in the process of working with its advisors to complete the purchase price allocation and is further evaluating the step-up in inventory, the useful life of the intangible assets and the fair value of the future royalty payments. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(a) Preliminary purchase price consideration:

Cash payment upon closing	$20,000,000
Cash payment during 2019	5,000,000
Fair value of royalty payments	6,308,237
Total fair value of consideration transferred	$31,308,237

The Company paid $20,000,000 at closing through the use of its $20,000,000 Revolving Credit Loan with Pinnacle Bank. At September 30, 2018, the Company had $12,000,000 outstanding under its Revolving Credit Loan. The $5,000,000 liability reflects the cash payment required during 2019. The fair value of royalty payments reflects the estimated fair value of the future net sales royalty payments under the agreement. As part of the Acquisition, Cumberland will pay tiered royalties up to 20% on future U.S. net sales of VIBATIV. Cumberland has accounted for the transaction as a business combination in accordance with ASC 805 and as a result the future royalty payments are required to be recognized at their acquisition-date fair value as part of the consideration transferred.

(b) Reflects the preliminary fair value adjustment of $13,053,000 to the acquired VIBATIV Assets' inventory to its preliminary estimated net realizable value. It is expected that this fair value adjustment for purchased inventory will impact the costs of products sold for a period greater than twelve months.

(c) Reflects the preliminary fair value of $681,237 for identifiable intangible assets. The identifiable intangible assets include U.S. Food and Drug Administration Orange Book listed patents. The intangible assets are being amortized using the straight-line amortization method over their currently estimated useful life of 10 years.

(d) Reflects the current and long-term components of the fair value of the future royalty payments liability of $6,308,237 described in Note (a). The Company estimated the current portion of the contingent liability related to sales royalties is $1,381,987 and the estimated non current portion of the liability is $4,926,250.

(e) Reflects the fair value adjustment to a deferred revenue liability previously recorded for the VIBATIV product line. The Company does not expect to incur future costs under the previous VIBATIV arrangement.

(f) Reflects the elimination of VIBATIV historical equity accounts.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

(g) Reflects the additional costs of product sold as a result of the step-up in the preliminary valuation of the VIBATIV Assets' inventory as described in Note (b).

(h) Reflects the increase in amortization expense from the step-up in the preliminary valuation of the VIBATIV intangible assets acquired described in Note (c). The intangible assets are being amortized using the straight-line amortization method over their currently estimated useful life of 10 years.

(i) Reflects the additional interest expense related to the borrowings described in Note (a). The calculation utilizes an interest rate of 5.27%, the Company's current borrowing rate under its Revolving Credit Loan as of January 2019.

These pro forma financial statement adjustments do not reflect any reductions for transaction costs that resulted from the Acquisition nor do they consider any in-process research and development assets. Cumberland did not identify any transaction costs or in-process research and development costs that would require capitalization or inclusion in these pro forma adjustments.

Cost savings related to synergies (1)

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of VIBATIV. We expect that there will be future significant cost savings in the selling, marketing, general and administrative expenses through the synergies of Cumberland promoting the product with its existing and expected planned infrastructure. Cumberland also expects to experience significant future improvements in the costs of research and development, compared to historical experience. An example of these expected expense savings includes the share-based compensation expenses. By comparing the share-based compensation expense incurred by VIBATIV and the Cumberland expected future amount, the Company currently estimates that it will experience annual savings of approximately $6 million per year. These share-based compensation expense reductions as well as other expected synergies are not reflected in the pro forma condensed consolidated statements of operations. Although the Company believes such cost savings and other synergies will be realized following the asset acquisition, there can be no assurance that these cost savings or any other synergies will be fully achieved.

Preliminary purchase price allocation and assumptions
As noted previously, the pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The final fair value of the contingent consideration and the final purchase price allocation may vary based on final valuations and analyses of the fair value of the acquired assets and assumed liabilities. Cumberland is in the process of working with its advisors to complete the purchase price allocation and is further evaluating the step-up in inventory, the useful life of the intangible assets and the fair value of the future royalty payments. Cumberland agreed to pay tiered royalties up to 20% on future U.S. net sales of VIBATIV. As part of the purchase price allocation Cumberland must recognize the estimated fair value of these tiered royalties as contingent consideration. Under ASC 805, the resulting liability is required to be remeasured at fair value through net income at the end of each reporting period.